Exhibit 99.1

Virtuix Delivers Omni One to Florida Gulf Coast University for Use in Physical Therapy and Clinical Simulation

University to Evaluate Omni One Across Rehabilitation and Simulation Settings

Collaboration Highlights Potential Expansion into Healthcare While Virtuix Continues Advancing Consumer and Defense Initiatives

AUSTIN, TEXAS – April 14, 2026 – Virtuix Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality systems, today announced the delivery of an Omni One omni-directional treadmill system to Florida Gulf Coast University (“FGCU”), where faculty and students in the Marieb College of Health & Human Services will evaluate the system for use in physical therapy, occupational therapy, neurological rehabilitation, fall prevention, and clinical simulation applications.

“The Virtuix system presents strong potential as both a medical device and a clinical simulation platform. Its immersive 360-degree locomotion technology allows for objective assessment of gait, balance, stride mechanics, postural control, and reaction time. This makes it highly applicable across physical therapy and rehabilitation. The integrated safety harness creates a secure environment for progressive therapeutic interventions while minimizing fall risk,” said Dr. Joseph P. Buhain, Director of Interprofessional Simulation and Emerging Technology, Marieb College of Health & Human Services at Florida Gulf Coast University.

In addition to potential rehabilitation applications, Omni One may also support simulation-based education by enabling learners to navigate realistic virtual environments, including hospital units, home settings, community spaces, and disaster scenarios. Virtuix believes these capabilities can enhance situational awareness through interactive, movement-based experiences that train executive function and memory.

“We are excited to work with FGCU and evaluate the use of Omni One for medical applications,” said Jan Goetgeluk, CEO of Virtuix. “This collaboration potentially opens another large market for Virtuix in addition to our consumer and defense businesses. More importantly, we believe our Omni technology has the power to help patients worldwide by making physical therapy and rehabilitation exercises more engaging and effective.”

Physical therapy and rehabilitation represent a large and rapidly growing market opportunity. The global physical therapy market is valued at approximately $26 billion in 2025 and is projected to nearly double to approximately $50 billion by 2034, driven by an aging population, the rising prevalence of chronic and musculoskeletal conditions, and growing interest in technology-enabled care. Virtuix believes its immersive, full-body movement platform is well positioned to address this growing demand through differentiated rehabilitation and simulation use cases.

Virtuix remains focused on two core markets alongside this emerging medical application opportunity: consumer and defense. On the consumer side, the Company recently joined Meta’s “Made for Meta” program, which is expected to make Omni One compatible with Meta Quest headsets and content, expanding access to the world’s largest XR user base. In the defense segment, Virtuix recently announced an Omni One delivery to the U.S. Marine Corps and a development agreement with the U.S. Navy, building on prior defense traction that includes sales to the U.S. Army at West Point, the U.S. Air Force Academy, and Yokota Air Base.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees inside video games and other virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson
MZ Group
Direct: 949-491-8235
VTIX@mzgroup.us